BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090403

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20180350622-29**
	Filing Date and Time **08/07/2018 3:16 PM**
	Entity Number **E0123352018-3**

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Appliance Recycling Centers of America, Inc.

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: 03/12/2018

4. Description of the inaccuracy or defect:

Section 3.2.4 of the Continuation of the Articles of Incorporation of Appliance Recycling Centers of America, Inc. contains a scrivener's error as to a specific date referenced therein. The reference of "(x) February 28, 2019" is the incorrect date.

5. Correction of the inaccuracy or defect:

The reference of "(x) February 28, 2019" in Section 3.2.4 of the Continuation of Articles of Incorporation of Appliance Recycling Centers of America, Inc. is hereby corrected to read "(x) February 28, 2018", which is the correctly referenced and approved date.

6. Signature:

X [signature]

Authorized Signature

Chief Executive Officer
Title *

03/08/2018
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.